                                                                    EXHIBIT 99.1


[O'CHARLEY'S INC. LOGO]                       [FORBES BEST SMALL COMPANIES LOGO]

NEWS RELEASE


CONTACT: A. Chad Fitzhugh
         Chief Financial Officer
         (615) 782-8818

          O'CHARLEY'S INC. REPORTS FOURTH QUARTER AND YEAR END RESULTS

COMPANY HIGHLIGHTS

o  FOURTH QUARTER EARNINGS PER DILUTED SHARE UP 25%
o  BEGINS NEW ERA AS MULTI-CONCEPT OPERATOR
o  PROVIDES GUIDANCE FOR 2003

NASHVILLE, Tenn. (February 6, 2003) -- O'Charley's Inc. (NASDAQ/NM: CHUX), a leading casual dining restaurant company, today reported revenues and earnings per share for the 12-week and 52-week periods ended December 29, 2002.

Financial and Operational Highlights

     For the 12-week period ended December 29, 2002, earnings per diluted share increased 25.0% to $0.35 compared with earnings per diluted share of $0.28 in the 12-week period ended December 30, 2001. Revenues in the fourth quarter increased 12.1% to $118.5 million from $105.8 million in the prior-year period. Net earnings for the fourth quarter increased 25.6% to $6.9 million compared with net earnings of $5.5 million in the fourth quarter of 2001.

     On a diluted per share basis, earnings before the cumulative effect of a change in accounting principle for the 52 weeks ended December 29, 2002, increased 19.5% to $1.35 compared with pro forma earnings per diluted share of $1.13 for the 52 weeks ended December 30, 2001. Revenues rose 12.4% to $499.9 million for the year from $444.9 million in the prior year. Earnings before the cumulative effect of a change in accounting principle increased 25.6% to $26.8 million from pro forma net earnings of $21.3 million in the prior-year period. Pro forma earnings for the 52 weeks ended December 30, 2001, represent results adjusted to exclude the effect of asset impairment and exit costs of $5.8 million ($3.8 million after tax). Net earnings for fiscal 2001 were $17.6 million, or $0.93 per diluted share.

     The Company incurred an after-tax charge of $6.1 million, or $0.31 per diluted share, which was recorded as a cumulative effect of a change in accounting principle as of the beginning of fiscal 2002 for the goodwill related to the purchase of the Stoney River concept in May 2000. For 2002, the Company reported net earnings of $20.7 million, or $1.04 per diluted share.

     Gregory L. Burns, chairman and chief executive officer, said, "We are pleased with the strong finish to the year in what has continued to be a difficult operating environment. In the face of weakening consumer confidence, a shortened holiday shopping season, inclement winter weather and an uncertain global environment, the O'Charley's Inc. team members rose to the challenge with continued focus by our operators in exceeding customer expectations that resulted in better than expected financial results.


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3038 Sidco Drive        o        Nashville, TN 37204        o     (615) 256-8500

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CHUX Reports Fourth Quarter and Year End Results
Page 2
February 6, 2003



     "We have entered a new era in the evolution of our company to a multi-concept operator, and the future has never looked better. With three stand-alone concepts, each run by experienced separate management teams and possessing tremendous growth potential, O'Charley's Inc. is positioned to become one of the top nationwide casual dining operators. With a geographic reach that currently includes an estimated 57% of the U.S. population, we look forward to continuing to realize the growth opportunities this market presents for addressing the needs of casual dining customers nationwide."

O'Charley's

     Restaurant sales for O'Charley's increased 10.5% to $112.8 million for the fourth quarter reflecting the net addition of 21 restaurants during the past 12 months and a 0.1% comparable restaurant sales increase. The comparable restaurant sales increase was on top of a 2.7% comparable restaurant sales increase last year during the fourth quarter. For the full year, O'Charley's revenues increased 11.5% to $479.3 million. Comparable restaurant sales for the year were down 0.1% compared with up 2.1% a year ago, the first time in 12 years the Company did not increase annual comparable restaurant sales.

     Mr. Burns stated, "We are pleased with the results of our new menu that was introduced in October. Our new menu was introduced after many months of extensive testing and we have seen a favorable consumer response. The new menu included enhanced plate presentations, increased menu variety, operating simplification and improvements in our price-value relationship. In coordination with the new menu rollout we introduced a new brand marketing campaign in January 2003. The campaign features the new tagline, 'Good Food and Good Times Start with O', and more clearly defines what O'Charley's stands for in addition to great food that is prepared fresh - companionship, comfort, good food and good times."

     The Company opened four new units during the fourth quarter and has added three new locations thus far in 2003, bringing the total number of O'Charley's restaurants to 184. New units opened in Cincinnati, OH, Dayton, OH, Knoxville, TN, and Monroe, LA, during the fourth quarter; and in Indianapolis, IN, Birmingham, AL, which replaced a closed restaurant, and Hendersonville, NC, to date in the first quarter of 2003. The Company plans to add a total of nine new O'Charley's restaurants in the first quarter. The Company expects to open a total of 27 to 29 O'Charley's restaurants in 2003 with new locations concentrated in existing markets and Kansas City becoming the newest metropolitan market.

Ninety Nine Restaurant & Pub

     On January 28, 2003, the Company completed the acquisition of Ninety Nine Restaurant and Pub, a family-owned casual dining chain based in New England, for $116 million in cash and the issuance of 2.35 million shares of common stock. The Company expects to add two new Ninety Nine restaurants in the first quarter. The Company expects to add approximately 10 new Ninety Nine restaurants in 2003. The Company will begin reporting quarterly comparable restaurant sales for Ninety Nine commencing with the first quarter of 2003.

     Burns stated, "Obviously we are very excited about the addition of Ninety Nine to the O'Charley's Inc. family. Ninety Nine not only will bring strong financial results to our Company but also will bring new ideas and greater geographic diversity. Although we completed the transaction in late January, the most important work in preparing for the addition of Ninety Nine began many months before the closing. We realigned our management team to include an executive committee to guide the overall strategic



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CHUX Reports Fourth Quarter and Year End Results
Page 3
February 6, 2003



direction and operations of the Company, while maintaining separate management teams for each concept led by experienced operations with a shared support infrastructure. The transition and integration of Ninety Nine is going well and we expect continued positive results. We will focus most of 2003 on maintaining the unique identity of O'Charley's, Ninety Nine and Stoney River, and delivering the inherent growth potential in each concept, while also addressing best practices and possible synergies, particularly in procurement."

     Included as an exhibit to this press release is selected fiscal 2002 restaurant data on a pro forma basis for Ninety Nine. The pro forma results are not necessarily indicative of the combined results that would have occurred had the acquisition actually occurred at the beginning of fiscal 2002.

Stoney River Legendary Steaks

     Fourth quarter sales for Stoney River Legendary Steaks increased 66.7% to $4.6 million, due to the addition of three restaurants during the past 12 months. Comparable restaurant sales in the fourth quarter for Stoney River restaurants increased 0.5%, which includes a base of two restaurants. During the quarter, the Company opened its sixth restaurant in Nashville, TN. The Company expects to add approximately two new Stoney River restaurants in 2003. For the full year, Stoney River revenues increased 46.4% to $15.8 million. Comparable restaurant sales for the year increased 0.6%.

     Mr. Burns stated, "Stoney River is continuing to build a loyal following and reputation within each of its markets. We had an exciting November opening in Nashville and are encouraged by the strong response Stoney River has received. We are pleased with our operating and financial improvements made during 2002 and we expect continued improvements in 2003."

Outlook

     The Company stated that it expects to report net earnings for fiscal 2003 of approximately $1.55 to $1.60 per diluted share. This estimate is based upon comparable restaurant sales increases of approximately 1% to 2% and 27 to 29 new restaurants for the O'Charley's concept; comparable restaurant sales increases of approximately 1% to 2% and approximately 10 new restaurants for the Ninety Nine concept; approximately two new Stoney River restaurants during the year; and an approximate $3.2 million pre-tax investment associated with the introduction of an improved benefits program for hourly co-workers.

     The Company stated that it expects to report net earnings per diluted share in the mid- to high-$0.40 range for the first quarter ending April 20, 2003. These projected results for the first quarter are based upon anticipated comparable restaurant sales increases of approximately 0% to 1% and nine new restaurants for the O'Charley's concept and comparable restaurant sales increases of approximately 1% to 2% and two new restaurants for the Ninety Nine concept in the first quarter. The results of Ninety Nine will be included in the Company's results beginning January 27, 2003.

     For the first time in several years, the South and Midwest regions have experienced severe winter weather in January, causing volatile restaurant sales during the first four weeks of 2003. However, the earnings per share guidance mentioned above reflects the impact of the weather and the current economic environment.


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CHUX Reports Fourth Quarter and Year End Results
Page 4
February 6, 2003


Investor Conference Call and Web Simulcast

     O'Charley's will conduct a conference call on its fourth quarter earnings release on February 6, 2003, at 10:00 a.m. EST. The number to call for this interactive teleconference is (913) 981-5532. A replay of the conference call will be available until February 13, 2003, by dialing (719) 457-0820 and entering the passcode, 609872.

     The Company will also provide an on-line Web simulcast and rebroadcast of the conference call. The live broadcast of O'Charley's quarterly conference call will be available on-line at the Company's Website at www.ocharleys.com, as well as www.streetevents.com, www.companyboardroom.com and www.vcall.com, on February 6, 2003, beginning at 10:00 a.m. EST. The on-line replay will follow shortly after the call and continue until February 20, 2003.

     O'Charley's Inc. operates 184 O'Charley's restaurants in 15 states in the Southeast and Midwest. The menu, with an emphasis on fresh preparation, features several specialty items such as hand-cut and aged steaks, a variety of seafood, chicken that is always fresh and never frozen, popular homemade yeast rolls, fresh-cut salads with special-recipe salad dressings and their signature caramel pie. The Company also operates Ninety Nine Restaurant & Pub in 78 locations throughout Massachusetts, New Hampshire, Rhode Island, Maine, Vermont and Connecticut. Ninety Nine has earned a strong reputation for providing great food at great prices in a comfortable, relaxed atmosphere. The menu features a wide selection of appetizers, salads, sandwiches, burgers, entrees and desserts, all served in generous portions. In addition, the Company currently operates six Stoney River Legendary Steaks restaurants in Georgia, Illinois, Kentucky, and Tennessee. The dinner-only steakhouse concept appeals to both upscale casual dining and fine dining customers by offering high quality food and attentive customer service typical of high-end steakhouses at more moderate prices.

     This press release and statements made by or on behalf of the Company relating hereto may be deemed to constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be affected by certain risks and uncertainties, including, but not limited to, the Company's ability to successfully integrate the Ninety Nine Restaurant & Pub acquisition, the possible adverse effect that any war with Iraq or other hostilities may have on our results of operations and the other risks described in the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2001, under the caption "Forward-looking Statements/Risk Factors" and in the Company's other filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by us that our objectives and plans will be achieved and the Company's actual results could differ materially from such forward-looking statements. The Company does not undertake any obligation to publicly release any revisions to the forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.



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CHUX Reports Fourth Quarter and Year End Results
Page 5
February 6, 2003


                                O'CHARLEY'S INC.
                 CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
           TWELVE WEEKS ENDED DECEMBER 29, 2002 AND DECEMBER 30, 2001

                                                                 2002                       2001
                                                          --------------------       --------------------
                                                             (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues:
    Restaurant sales                                     $117,421       99.1%       $104,866       99.2%
    Commissary sales                                        1,096        0.9%            889        0.8%
                                                         --------   --------        --------   --------
                                                          118,517      100.0%        105,755      100.0%
Costs and Expenses:
    Cost of restaurant sales (1)
       Cost of food and beverage                           31,738       27.0%         30,149       28.8%
       Payroll and benefits                                36,261       30.9%         32,969       31.4%
       Restaurant operating costs                          20,691       17.6%         18,164       17.3%
    Cost of commissary sales (2)                            1,022        0.9%            834        0.8%
    Advertising, general and administrative expenses        9,819        8.3%          7,666        7.2%
    Depreciation and amortization                           6,227        5.3%          5,397        5.1%
    Preopening costs                                          931        0.8%            594        0.6%
                                                         --------   --------        --------   --------
                                                          106,689       90.0%         95,773       90.6%
                                                         --------   --------        --------   --------

Income from Operations                                     11,828       10.0%          9,982        9.4%

Other (Income) Expense:
    Interest expense, net                                   1,351        1.1%          1,463        1.4%
    Other, net                                               (31)        0.0%            154        0.1%
                                                         --------   --------        --------   --------
                                                            1,320        1.1%          1,617        1.5%
                                                         --------   --------        --------   --------

Earnings Before Income Taxes                               10,508        8.9%          8,365        7.9%
Income Taxes                                                3,652        3.1%          2,907        2.7%
                                                         --------   --------        --------   --------
Net Earnings                                               $6,856        5.8%         $5,458        5.2%
                                                         ========   ========        ========   ========

Basic Earnings per Share:
    Earnings per Common Share                               $0.36                      $0.29
                                                         ========                   ========
    Weighted Average Shares Outstanding                    18,803                     18,557
                                                         ========                   ========

Diluted Earnings per Share:
    Earnings per Common Share                               $0.35                      $0.28
                                                         ========                   ========
    Weighted Average Shares Outstanding                    19,748                     19,507
                                                         ========                   ========

------------------

(1)  Shown as a percentage of restaurant sales.

(2) Cost of commissary sales as a percentage of commissary sales was 93.2% and 93.8% for the twelve weeks ended December 29, 2002, and December 30, 2001, respectively.





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CHUX Reports Fourth Quarter and Year End Results
Page 6
February 6, 2003



                                O'CHARLEY'S INC.
                 CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
          FIFTY-TWO WEEKS ENDED DECEMBER 29, 2002 AND DECEMBER 30, 2001

                                                                            2002                      2001
                                                                   --------------------       --------------------
                                                                        (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues:
    Restaurant sales                                               $495,112       99.0%        $440,875       99.1%
    Commissary sales                                                  4,800        1.0%           4,056        0.9%
                                                                   --------    -------         --------    -------
                                                                    499,912      100.0%         444,931      100.0%
Costs and Expenses:
    Cost of restaurant sales: (1)
      Cost of food and beverage                                     140,023       28.3%         129,061       29.3%
      Payroll and benefits                                          154,311       31.2%         138,009       31.3%
      Restaurant operating costs                                     86,315       17.4%          76,789       17.4%
    Cost of commissary sales (2)                                      4,488        0.9%           3,808        0.9%
    Advertising, general and administrative expenses                 37,677        7.5%          29,979        6.7%
    Depreciation and amortization                                    25,527        5.1%          22,135        5.0%
    Asset impairment                                                      0        0.0%           5,798        1.3%
    Preopening costs                                                  5,074        1.0%           5,654        1.3%
                                                                   --------    -------         --------    -------
                                                                    453,415       90.7%         411,233       92.4%
                                                                   --------    -------         --------    -------

Income from Operations                                               46,497        9.3%          33,698        7.6%

Other (Income) Expense:
    Interest expense, net                                             5,556        1.1%           6,610        1.5%
    Other, net                                                        (118)        0.0%             189        0.0%
                                                                   --------    -------         --------    -------
                                                                      5,438        1.1%           6,799        1.5%
                                                                   --------    -------         --------    -------

Earnings Before Income Taxes                                         41,059        8.2%          26,899        6.1%
Income Taxes                                                         14,268        2.9%           9,347        2.1%
                                                                   --------    -------         --------    -------

Earnings before cumulative effect of change in
     accounting principle                                            26,791        5.3%          17,552        4.0%
Cumulative effect of change in accounting principle, net             (6,123)      (1.2%)              -        0.0%
                                                                   --------    -------         --------    -------
Net Earnings                                                        $20,668        4.1%         $17,552        4.0%
                                                                   ========    =======         ========    =======

Basic Earnings per Share:
    Earnings before cumulative effect of change in
      accounting principle                                            $1.44                       $0.99
    Cumulative effect of change in accounting principle, net          (0.33)                          -
                                                                   --------                     -------
    Net Earnings                                                      $1.11                       $0.99
                                                                   ========                     =======
    Weighted Average Shares Outstanding                              18,683                      17,772
                                                                   ========                     =======

Diluted Earnings per Share:
    Earnings before cumulative effect of change in
      accounting principle                                            $1.35                       $0.93
    Cumulative effect of change in accounting principle, net          (0.31)                          -
                                                                   --------                     -------
    Net Earnings                                                      $1.04                       $0.93
                                                                   ========                     =======
    Weighted Average Shares Outstanding                              19,786                      18,873
                                                                   ========                     =======

-------------------

(1)  Shown as a percentage of restaurant sales.

(2) Cost of commissary sales as a percentage of commissary sales was 93.5% and 93.9% for the fifty-two weeks ended December 29, 2002, and December 30, 2001, respectively.


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CHUX Reports Fourth Quarter and Year End Results
Page 7
February 6, 2003


                                O'CHARLEY'S INC.
                CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
                   AT DECEMBER 29, 2002 AND DECEMBER 30, 2001

                                                            2002           2001
                                                          --------       --------
                                                               (in thousands)
Cash                                                      $  8,311       $  6,369
Other current assets                                        32,593         30,186
Property and equipment, net                                381,553        330,553
Other assets                                                 6,334         16,322
                                                          --------       --------
    Total assets                                          $428,791       $383,430
                                                          ========       ========

Current liabilities                                       $ 62,321       $ 51,777
Deferred income taxes                                        7,796          9,576
Long-term debt                                              98,164         89,181
Capitalized lease obligations                               25,923         24,824
Other liabilities                                            4,623          3,870
Shareholders' equity                                       229,964        204,202
                                                          --------       --------
    Total liabilities and shareholders' equity            $428,791       $383,430
                                                          ========       ========



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CHUX Reports Fourth Quarter and Year End Results
Page 8
February 6, 2003


PRO FORMA NINETY NINE RESTAURANT DATA (UNAUDITED)

                                          Q1:2002   Q2:2002    Q3:2002    Q4:2002    FY 2002
                                          -------   -------    -------    -------   --------
Restaurant Openings                             5         1          0          3          9
Average Weekly Sales ($ Thousands)          $51.7     $51.7      $50.2      $50.8      $51.2
Comparable Restaurant Sales                  0.7%      4.2%       0.6%      -0.1%       1.3%
Restaurant Sales ($ Thousands)            $60,054   $46,092    $45,246    $46,238   $197,630


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